Exhibit (a)(3)

Kennedy Lewis Capital Company

SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Dated as of [ ], 2023

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(continued)

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Kennedy Lewis Capital Company

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, the initial Declaration of Trust of Kennedy Lewis Capital Company (the “Company”) was entered into as of February 10, 2022, and was subsequently amended and restated by the Amendment and Restated Declaration of Trust of the Company dated as of December 14, 2022 (the “Existing Declaration of Trust”); and

WHEREAS, the parties now desire to amend and restate the Existing Declaration of Trust as hereinafter set forth;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I
The Trust

Section 1.1 Name. This Trust shall be known as the “Kennedy Lewis Capital Company,” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Statute (as defined below). Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

Section 1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a BDC within the meaning of the 1940 Act (as defined below). In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a BDC regulated under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Statute, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Section 1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The terms “Assignment”, “Commission”, “Independent Trustee”, “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Acquisition Expenses” means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs regarding determination of creditworthiness and due diligence on prospective portfolio holding companies, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the initial purchase or acquisition of assets, whether or not acquired.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Advisor” means Kennedy Lewis Capital Holdings LLC or an affiliated successor in interest thereto. If the Advisor no longer serves as the investment advisor to the Trust, the rights of the Advisor in this Declaration will become the rights of the Trustees.

“Advisory Agreement” means the Amended and Restated Investment Advisory Agreement between the Company and the Advisor dated as of the [ ] day of [ ], 202[4].

“Affiliate” or “Affiliated” means (subject to the limits under the 1940 Act or an exemptive order from the Commission, as each may be applicable) with respect to any specified Person:

(a) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such specified Person;

(b) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such specified Person;

(c) any other Person directly or indirectly controlling, controlled by or under common control with such specified Person;

(d) any officer, director, trustee, partner, copartner or employee of such specified Person; and

(e) if such specified Person is an investment company, any investment adviser thereof or any member of an advisory board thereof.

“assessment” means an additional amount of capital that may be mandatorily required of, or paid voluntarily by, a Shareholder beyond his or her subscription commitment excluding deferred payments.

“Board of Trustees” and “Board” mean the Trustees collectively.

“BDC” means business development company.

“By-Laws” means the By-Laws of the Trust as amended from time to time by the Trustees.

“capital contribution” means the total investment, including the original investment and amounts reinvested pursuant to a distribution reinvestment plan in a program by a participant, or by all participants, as the case may be. Unless otherwise specified, capital contributions shall be deemed to include principal amounts to be received on account of deferred payments.

“cash available for distribution” means Cash Flow plus cash funds available for distribution from Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means Company cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves is not Cash Flow.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Common Shares. In addition, Common Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Common Shares shall be deemed to be Common Shares of any or all series or classes as the context may require.

“Continuing Trustee” means any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the date hereof, if less than thirty-six months) or (b) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.

“Controlling Person” means (subject to the limits under the 1940 Act or an exemptive order from the Commission, as each may be applicable), all Persons, whatever their titles, who perform functions for the Advisor similar to those of: (a) chairman or member of a board of directors; (b) executive officers; and (c) those holding ten percent or more equity interest in the Advisor or a Person having the power to direct or cause the direction of the Advisor, whether through the ownership of voting securities, by contract, or otherwise.

“Declaration” means this Second Amended and Restated Agreement and Declaration of Trust, as may be further amended, supplemented or amended and restated from time to time.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Delaware Statutory Trust Statute” means the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as such Act may be amended from time to time.

“Delaware Trustee” means Wilmington Trust, National Association, a national banking association (including any successor trustee appointed in accordance with Section 15.6 of this Declaration).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Listing” and “Listing” shall mean the listing of the Common Shares (or any successor thereof) on a national securities exchange or national securities association registered with the Commission or the receipt by the Shareholders of Securities that are approved for trading on a national securities exchange or national securities association registered with the Commission in exchange for the Common Shares. The term “Listed” shall have the correlative meaning. With regard to the Common Shares, upon commencement of trading of the Common Shares on a national securities exchange or national securities association registered with the Commission, the Common Shares shall be deemed Listed.

“Front End Fees” means fees and expenses paid by any party for any services rendered to organize the Company and to acquire initial assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Board.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Advisor, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“IPO” means initial public offering.

“Investment in program assets” means the amount of capital contributions actually paid or allocated to the purchase or development of assets acquired by the program (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent shall not be included) and other cash payments such as interest and taxes, but excluding front-end fees.

“Liquidity Event” shall mean (1) an Exchange Listing, or (2) a Sales Transaction.

“Majority Shareholder Vote” means a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each class and series of Common Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Common Shares, in which case the applicable proportion of such classes or series of Common Shares voting as a separate class or series, as the case may be, also will be required.

“Omnibus Guidelines” means the Omnibus Guidelines Statement of Policy adopted by the North American Securities Administrators Association on March 29, 1992, and as amended on May 7, 2007, and from time to time.

“Organization and Offering Expenses” means any and all costs and expenses incurred by and to be paid from the assets of the Company in connection with and in preparing for the formation, qualification and registration of the Company, and the marketing and distribution of Common Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow agents or holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Common Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“Person” means and includes individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“program” means a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity. A program shall not include (and nothing in this Declaration shall prevent) investments by the Company directly in a master fund in a master/feeder structure permissible under the 1940 Act. A program shall not include an Eligible Portfolio Company as defined by the 1940 Act.

“Roll-Up Entity” means a partnership, trust, corporation, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the Shareholders. Such term does not include:

(a) a transaction involving Securities of the Company that have been Listed for at least twelve (12) months; or

(b) a transaction involving the conversion to another corporate form or to a trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) Shareholders’ voting rights;

(ii) the term of existence of the Company;

(iii) Advisor compensation; or

(iv) the Company’s investment objective.

“Sale Transaction” means (a) the sale of all or substantially all of the Trust’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer. A Sale Transaction also may include a sale, merger or other transaction with one or more affiliated investment companies managed by the Advisor.

“Securities” means the Common Shares, any other shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing if and only if any such item is treated as a “security” under the Exchange Act, or applicable state securities laws.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” means as of any particular time the holders of record of outstanding Common Shares of the Trust, at such time.

“specified asset program” means a program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of program interests are allocable to the purchase, construction, renovation, or improvement of individually identified assets or assets that provide a reasonably objective basis in conformity with the Guidelines of the American Institute of Certified Public Accountants to allow the issuance of prospective financial statements. Reserves shall not be included in the 75%.

“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any Person who will control, manage or participate in the management of a program, and any affiliate of such person. Not included is any Person whose only relation with the program is that of an independent manager of a portion of program assets, and whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of program interests. A Person may also be deemed a Sponsor of the program by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the program, either alone or in conjunction with one or more other persons;

(b) receiving a material participation in the program in connection with the founding or organizing of the business of the program, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the program;

(d) possessing significant rights to control program properties;

(e) receiving fees for providing services to the program which are paid on a basis that is not customary in the industry; or

(f) providing goods or services to the program on a basis which was not negotiated at arm’s length with the program.

“Trust” or “Company” means the trust governed by this Declaration and the By-Laws, as amended from time to time, inclusive of each such amendment.

“Trust Property” means as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” means the signatories to this Declaration (but for purposes of this Declaration shall not be deemed to include the Delaware Trustee), so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office.

ARTICLE II
Board of Trustees

Section 2.1 Number and Qualification. As of the date hereof, the number of Trustees shall be five and the Trustees, as of the date hereof, shall be the signatories hereto. Thereafter, the number of Trustees shall be determined by a majority of the Trustees then in office in accordance with the Trust’s By-Laws, provided that the number of Trustees shall never be less than three (3), except for a period of up to sixty (60) days after the death, removal or resignation of a Trustee pending the election of such Trustee’s successor. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Trustees need not own Common Shares and may succeed themselves in office.

Section 2.2 Initial Term; Term and Election; Classification of the Board of Trustees. Prior to an Exchange Listing, the Board of Trustees shall consist of one class. Immediately prior to an Exchange Listing, the Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of all Class I, Class II and Class III Trustees shall expire one year, two years and three years, respectively, from the date on which the Board of Trustees was classified. In all cases, each Trustee’s term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier death, resignation, retirement, disqualification or removal. Additional positions on the Board of Trustees resulting from an increase in the number of Trustees shall be apportioned among the classes as equally as possible. At each meeting of Shareholders, a number of Trustees equal to the number of Trustees of the class whose term expires at the time of such meeting (or, if less, the number of Trustees properly nominated and qualified for election) shall be elected to hold office until the three (3) year anniversary of such election. At each election, Trustees chosen to succeed those whose terms then expire shall be of the same class as the Trustees they succeed, unless by reason of any intervening changes in the authorized number of Trustees, the Board shall designate one or more Trustees positions whose term then expires as Trustees positions of another class in order to more nearly achieve equality of number of Trustees among the classes. Notwithstanding that the three classes shall be as nearly equal in number of Trustees as possible, in the event of any change in the authorized number of Trustees, each Trustee then continuing to serve as such shall nevertheless continue as a Trustee of the class of which such Trustee is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. If any newly created Trustee position may, consistently with the provision that the three classes shall be as nearly equal in number of Trustees as possible, be allocated to any class, the Board of Trustees shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

Section 2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairperson, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” as defined in the 1940 Act a majority of the remaining Trustees that are not “interested persons” as defined in the 1940 Act) and by the holders of at least 66 2/3% of the Common Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Section 2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Common Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

Section 2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairperson, if any, or the President or a majority of the entire Board of Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws, the Chairperson, President or by resolution or consent of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or via electronic transmission not less than 24 hours, or in writing not less than 48 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be a majority of the entire Board of Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent as provided in Section 2.6.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 2.6 Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 2.7 Officers. The Trustees shall elect a President, Chief Financial Officer, Chief Compliance Officer, one or more Vice Presidents, Secretary and Treasurer and may elect a Chairperson who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairperson shall, and the President, Chief Financial Officer, Chief Compliance Officer, one or more Vice Presidents, Secretary and Treasurer may, but need not, be a Trustee. All officers shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law.

Section 2.8 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment advisor, investment sub-advisor, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment advisor, investment sub-advisor, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE III
Powers and Duties of Trustees

Section 3.1 General. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

Section 3.2 Investments. Unless otherwise determined by the Board of Trustees, the Trust’s investment objectives are to maximize the total return to its shareholders in the form of current income and capital appreciation. The Trustees shall have power with respect to the Trust to manage, conduct, operate and carry on the business of a BDC.

Section 3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of such Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.4 Issuance and Repurchase of Common Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Common Shares, including Common Shares in fractional denominations, and, subject to the more detailed provisions set forth in Article VIII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Common Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Common Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Trust.

Section 3.5 Borrow Money or Utilize Leverage. The Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration, the Trust is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Trust, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on the Shareholders’ subscription agreements and any other assets, rights or remedies of the Trust or of the Trustees hereunder or under the subscription agreements. Notwithstanding any provision in this Declaration, the Trust may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Trust. All rights granted to a lender pursuant to this Section 3.5 shall apply to its agents and its successors and permitted assigns.

Section 3.6 Delegation; Committees. The Trustees shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

Section 3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 3.8 Miscellaneous Powers. Without limiting the general or further powers of the Trustees, they shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; and (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

Section 3.9 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3.10 Sole Discretion; Good Faith; Corporate Opportunities of Advisor.

(a) Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration the Trustees are permitted or required to make a decision:

(i) in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, including such Trustees’ fiduciary duties under Delaware law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard, provided that such standard is consistent with such Trustees’ fiduciary duties under Delaware law.

(b) The Advisor and any Affiliated Person of the Advisor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine. To the extent that the Advisor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall not have any duty to communicate or offer such opportunity to the Trust, subject to the requirements of the 1940 Act, the Advisers Act, as amended, and any applicable co-investment order issued by the Commission, and the Advisor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Advisor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.

Section 3.11 Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration shall be final and conclusive and shall be binding upon the Company and every Shareholder: (i) the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption or repurchase of its Common Shares or the payment of other distributions on its Common Shares; (ii) the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Common Shares of the Company; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any Common Shares of the Company; (vi) any matter relating to the acquisition, holding and disposition of any assets by the Company; or (vii) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Declaration or the Bylaws or otherwise to be determined by the Board provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Trustee shall be liable for making or failing to make such a determination in accordance with this Section 3.12.

ARTICLE IV
Fees and Expenses; Advisory, Management and Distribution Arrangements

Section 4.1 Expenses.

(a) The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

(b) The Trust shall bear and be responsible for all costs and expenses of the Trust’s operations, administration and transactions, including, but not limited to fees and expenses paid for investment advisory, administrative or other services and all other expenses of its operations and transactions.

Section 4.2 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager

(subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees) Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

Section 4.3 Supervision of Advisor and Administrator.

(a) Subject to the requirements of the 1940 Act, the Board of Trustees may exercise broad discretion in allowing the Advisor and, if applicable, an Administrator, to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor, or if any, the Administrator, to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Shareholders and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Company, its net assets and its net income, (ii) all Front End Fees shall be reasonable and shall not exceed eighteen percent (18%) of the gross proceeds of any offering, regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering committed to investment shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b) The Board of Trustees is responsible for determining that compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. The Board may consider all factors that they deem relevant in making these determinations. So long as the Company is a BDC under the 1940 Act, compensation to the Advisor shall be considered presumptively reasonable if the incentive fee is limited to the participation in net gains allowed by the Advisers Act.

Section 4.4 Fiduciary Obligations of Advisor. The Advisory Agreement shall provide that the Advisor and Sponsor has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Advisor’s immediate possession or control, and that the Advisor shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit any Shareholder to contract away any fiduciary obligation owed by the Advisor and Sponsor under common law.

Section 4.5 Experience of Officers and Advisor. The Board of Trustees shall determine the sufficiency and adequacy of the relevant experience and qualifications for the officers of the Company given the business objective of the Company. The Board shall determine whether any Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

Section 4.6 Termination of Advisory Agreement. The Advisory Agreement shall provide that it is terminable (a) by the Company upon sixty (60) days’ written notice to the Advisor: (i) upon the affirmative vote of holders of a majority of the outstanding voting securities of the Company entitled to vote on the matter (as “majority” is defined in Section 2(a)(42) of the 1940 Act) or (ii) by the vote of the Independent Trustees; or (b) by the Advisor upon not less than one hundred twenty (120) days’ written notice to the Company, in each case without cause or penalty. In the event of termination, the Advisor will cooperate with the Company and the Board in making an orderly transition of the advisory function. In addition, if the Company elects to continue its operations following termination of the Advisory Agreement by the Advisor, the Advisor shall pay all direct expenses incurred as a direct result of its withdrawal. Upon termination of the Advisory Agreement, the Company shall pay the Advisor all amounts then accrued but unpaid to the Advisor. The method of payment must be fair and protect the solvency and liquidity of the Company. When the termination is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Advisor otherwise would have received under the applicable agreements among the parties had the Advisor not been terminated. When the termination is involuntary, the method of payment will be presumed to be fair if it provides for an interest bearing promissory note maturing in not more than five years with equal installment each year.

Section 4.7 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters, distributors and/or placement agents to sell Common Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements and servicing and similar agreements to further the purposes of the distribution or repurchase of the securities of the Trust.

Section 4.8 Parties to Contract. Any contract of the character described in Sections 4.2 and 4.3 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, Trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.2 and 4.3 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.7.

ARTICLE V
Investment Objectives and Limitations

Section 5.1 Investment Objective. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Trustees shall have power with respect to the Company to manage, conduct, operate and carry on the business of a BDC. The Independent Trustees shall review the investment policies of the Company with sufficient frequency (not less often than annually) to determine that the policies being followed by the Company are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Trustees.

Section 5.2 Investment in Other Programs.

(a) The Company shall not invest in programs with non-Affiliates that own and operate specific assets, unless the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) below, acquires a controlling interest in such a program, but in no event shall the Advisor be entitled to duplicate fees; provided, however that the foregoing is not intended to prevent the Company from carrying out its business of investing and reinvesting its assets in Securities of other issuers. For purposes of this Section 5.2(a), “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the program, including the authority to: (i) review all contracts entered into by the Program that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the program agreement, to limits as to time, minimum amounts and/or a right of first refusal by the program or consent of the program; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (v) exercise a right of first refusal on any desired sale or refinancing by the program of its interest in the assets, except for transfer to an Affiliate of the program.

(b) The Company shall have the authority to invest in programs with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substantially identical investment objectives; (ii) there are no duplicate fees to the Advisor; (iii) the compensation payable by the program to the Advisor in each Company that invests in such program is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Company and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Company nor its Affiliate controls the program, and the potential risk that while the Company or its Affiliate may have the right to buy the assets from the program, it may not have the resources to do so.

(c) The Company shall have the authority to invest in programs with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the investment is necessary to relieve the Advisor from any commitment to purchase the assets entered into in compliance with Section 6.1 prior to the closing of the offering period of the

Company; (ii) there are no duplicate fees to the Advisor; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Advisor wishes to sell assets held in the joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(d) The Company may be structured to conduct operations through separate single-purpose entities managed by the Advisor (multi-tier arrangements); provided, that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein or under applicable federal or state securities laws. Any agreements regarding such arrangements shall accompany any prospectus of the Company, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering Expenses, fees payable to the Advisor, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Advisor, the Company and the Shareholders; and (iii) there will be no diminishment in the voting rights of the Shareholders.

(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Company shall not invest in programs with Affiliates.

(f) Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the Commission, the Company shall be permitted to invest in general partnership interests of limited partnership programs only if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Advisor is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Advisor, and the limited partnership program agreement or other applicable agreement complies with this Section 5.2(f).

Section 5.3 Other Goods or Services.

(a) The Company may accept other goods or other services provided by the Advisor in connection with the operation of assets, provided that: (i) the Advisor determines such self-dealing arrangement is in the best interest of the Company; (ii) the terms pursuant to which all such goods or services are provided to the Company by the Advisor shall be embodied in a written contract, the material terms of which must be fully disclosed to the Shareholders; (iii) the written contract may only be modified by vote of a majority of then outstanding Common Shares and (iv) the contract shall contain a clause allowing termination without penalty on sixty (60) days’ prior notice. Without limitation to the foregoing, arrangements to provide such goods or other services must meet all of the following criteria: (X) the Advisor must be independently engaged in the business of providing such goods or services to persons other than its Affiliates and at least thirty-three percent (33%) of the Advisor’s associated gross revenues must come from persons other than its Affiliates; (Y) the compensation, price or fee charged for providing such goods or services must be comparable and competitive with the compensation, price or fee charged by persons other than the Advisor in the same geographic location who provide comparable goods or services which could reasonably be made available to the Company; and (Z) except in extraordinary circumstances, the compensation and other material terms of the arrangement must be fully disclosed to the Shareholders. Extraordinary circumstances are limited to instances when immediate action is required and the goods or services are not immediately available from persons other than the Advisor.

(b) Notwithstanding the foregoing subsection (a)(X), if the Advisor is not engaged in the business to the extent required by such clause, the Advisor may provide to the Company other goods or other services if all of the following additional conditions are met: (i) the Advisor can demonstrate the capacity and capability to provide such goods or services on a competitive basis; (ii) the goods or services are provided at the lesser of cost or the competitive rate charged by persons other than the Advisor in the same geographic location who are in the business of providing comparable goods or services; (iii) the cost is limited to the reasonable necessary and actual expenses incurred by the Advisor on behalf of the Company in providing such goods or services, exclusive of expenses of the type which may not be reimbursed under applicable federal or state securities laws; and (iv) expenses are allocated in accordance with generally accepted accounting principles and are made subject to any special audit required by applicable federal and state securities laws.

ARTICLE VI
Conflicts of Interest

Section 6.1 Sales and Leases to Company. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the Commission, the Company shall not purchase or lease assets in which the Advisor or any Affiliate thereof has an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the Shareholders either in a prospectus or periodic report filed with the Commission or otherwise; and (b) the assets are sold or leased upon terms that are reasonable to the Company and at a price not to exceed the lesser of cost or fair market value as determined by an Independent Expert. Notwithstanding anything to the contrary in this Section 6.1, the Advisor may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Company, or the completion of construction of the assets, provided that all of the following conditions are met: (i) the assets are purchased by the Company at a price no greater than the cost of the assets to the Advisor; (ii) all income generated by, and the expenses associated with, the assets so acquired shall be treated as belonging to the Company; and (iii) there are no other benefits arising out of such transaction to the Advisor.

Section 6.2 Sales and Leases to the Advisor, Trustees or Affiliates. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the Commission, the Company shall not sell assets to the Advisor or any Affiliate thereof unless such sale is duly approved by the holders of more than fifty percent (50%) of the outstanding voting securities of the Company. The Company shall not lease assets to the Advisor or any Trustee or Affiliate thereof unless all of the following conditions are met: (i) the transaction is fully disclosed to the Shareholders either in a periodic report filed with the Commission or otherwise; and (ii) the terms of the transaction are fair and reasonable to the Company.

Section 6.3 Loans. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the Commission and except for the advancement of funds pursuant to Section 7.2, no loans, credit facilities, credit agreements or otherwise shall be made by the Company to the Advisor or any Affiliate thereof.

Section 6.4 Commissions on Financing, Refinancing or Reinvestment. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the Commission, the Company shall not pay, directly or indirectly, a commission or fee to the Advisor or any Affiliate thereof (except as otherwise specified in this Article X) in connection with the reinvestment of cash available for distribution and available reserves or of the proceeds of the resale, exchange or refinancing of assets.

Section 6.5 Rebates, Kickbacks and Reciprocal Arrangements. The Company shall cause the Advisor to agree that it shall not receive or accept any rebate or give-ups or similar arrangement that is prohibited under applicable federal or state securities laws. The Company shall cause the Advisor to agree that it shall not participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws. The Company shall cause the Advisor to agree that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any Person engaged to sell Common Shares or give investment advice to a potential Shareholder; provided, however, that this Section 6.5 shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of normal sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing Common Shares, including out of the Advisor’s own assets, including those amounts paid to the Advisor under the Advisory Agreement.

Section 6.6 Exchanges. The Company may not acquire assets in exchange for Common Shares of the Company without approval of a majority of the Board of Trustees, including a majority of the Independent Trustees with consideration to an independent appraisal of such assets.

Section 6.7 Other Transactions. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the Commission, the Company shall not engage in any other transaction with the Advisor or a Trustee or Affiliate thereof unless: (a) such transaction complies with all applicable law and (b) a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties.

Section 6.8 Lending Practices. On financings made available to the Company by the Advisor, the Advisor may not receive interest in excess of the lesser of the Advisor’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Advisor shall not impose a prepayment charge or penalty in connection with such financings and the Advisor shall not receive points or other financing charges. The Advisor shall be prohibited from providing permanent financing for the Company. For purposes of this Section 6.8, “permanent financing” shall mean any financing with a term in excess of twelve (12) months.

ARTICLE VII
Limitations of Liability and Indemnification

Section 7.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misconduct, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 7.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 7.2 Mandatory Indemnification.

(a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee, officer or employee of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misconduct, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

(f) Any indemnification payable under this section shall be recoverable only out of the net assets of the Company and not from the Shareholders.

Section 7.3 Non-exclusivity. The indemnification and advancement of expenses provided or authorized by this Article VII shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which any Indemnitee may be entitled under the Bylaws, a resolution of Shareholders or Trustees, an agreement or otherwise.

Section 7.4 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 7.5 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 7.6 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VIII
Common Shares of Beneficial Interest

Section 8.1 Authorized Common Shares. The beneficial interest in the Company shall at all times be divided into an unlimited number of Common Shares. The Common Shares of the Company shall initially consist of Common Shares, with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. All Common Shares shall be fully paid and nonassessable when issued. Mandatory assessments of Common Shares shall be prohibited and the Company shall not make any mandatory assessment against any Shareholder beyond such Shareholder’s subscription commitment. Any different classes or series shall be established and designated, and the variations in the relative rights and preferences as between the different classes shall be fixed and determined, by the Trustees without Shareholder approval. The Trustees may create a class of preferred shares (the “Preferred Shares”) which may be divided into one or more series of Preferred Shares and with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. The Company is authorized to offer and issue an unlimited number of Common Shares and an unlimited number of Preferred Shares.

Section 8.2 Other Securities. The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue Preferred Shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such Preferred Shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such Preferred Shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the Preferred Shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 8.3 Rights of Shareholders. The Common Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Common Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Common Shares. The Common Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified by the Trustees when creating the Common Shares, as in Preferred Shares).

Section 8.4 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 8.5 Issuance of Common Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Common Shares including Preferred Shares that may have been established pursuant to Section 8.1, in addition to the then issued and outstanding Common Shares and Common Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets

(including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without a vote of the Shareholders, divide, reclassify or combine the Common Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Common Shares. Issuances and redemptions of Common Shares may be made in whole Common Shares and/or 1/1,000ths of a Common Share or multiples thereof as the Trustees may determine.

Section 8.6 Register of Common Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Common Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Common Shares. Each such register shall be conclusive as to who are the holders of the Common Shares of the applicable class or series of Common Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Common Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

Section 8.7 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Common Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Common Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 8.8 Transfer of Common Shares. Except as otherwise provided by the Trustees, transfers of Common Shares shall be made on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. If a transfer is approved by the Trust, upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Common Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Common Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Common Shares as the holder of such Common Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 8.9 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

Section 8.10 Derivative Actions.

(a) No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least fifty percent (50%) of the outstanding Common Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 8.10, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c) This Section 8.10 shall not apply to any claims, suits, actions, or proceedings brought under federal securities law, or the rules and regulations thereunder.

ARTICLE IX
Custodians

Section 9.1 Appointment and Duties. The Trustees may employ a custodian or custodians meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, including without limitation authority:

(i) to hold the securities owned by the Trust and deliver the same upon written order;

(ii) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(iii) to disburse such funds upon orders or vouchers;

(iv) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(v) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

Section 9.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE X
Redemption

Section 10.1 Redemptions. Holders of Common Shares of the Trust shall not be entitled to require the Trust to repurchase or redeem Common Shares of the Trust.

Section 10.2 Disclosure of Holding. The holders of Common Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Common Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 10.3 Redemption by Trust. Each Share is subject to redemption (out of the assets of the Trust) by the Trust at the redemption price equal to the then current net asset value per Share of the Trust determined in accordance with Section 10.1 at any time if the Trustees determine in their sole discretion that a Shareholder has breached any of its representations or warranties contained in such Shareholder’s subscription agreement with the Trust, and upon such redemption the holders of the Common Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

ARTICLE XI
Net Asset Value and Distributions

Section 11.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined quarterly and at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees.

Section 11.2 Distributions to Shareholders.

(a) From time to time and not less than quarterly, the Company shall review the Company’s accounts to determine whether distributions are appropriate. The Company shall, subject to authorization by the Trustees, distribute ratably among the Shareholders of any class of Common Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Common Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trust as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash, a combination of cash and Common Shares, or property (including without limitation any type of obligations of the Trust or any assets thereof) or Common Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of Common Shares or series of any such class, in accordance with the number of outstanding full and fractional Common Shares of such class or any series of such class, additional Common Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. The Trustees may cause the Trust to enter into a distribution reinvestment program with terms and conditions as agreed to by the Trustees from time to time.

(b) Distributions pursuant to this Section 11.2 may be among the Shareholders of record of the applicable class or series of Common Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

(e) Distributions in-kind shall not be permitted, except for distributions of readily marketable Securities, distributions of cash from a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of this Declaration of Trust or distributions in which: (i) the Board advises each Shareholder of the risks associated with direct ownership of the property, (ii) the Board offers each Shareholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those Shareholders that accept such offer.

Section 11.3 Deferred Payments. The Company shall not have authority to make arrangements for deferred payments on account of the purchase price of shares of the Company’s Common Shares unless all of the following conditions are met: (a) such arrangements are warranted by the Company’s investment objectives; (b) the period of deferred payments coincides with the anticipated cash needs of the Company; (c) the deferred payments shall be evidenced by a promissory note of the Shareholder, which note shall be with recourse, shall not be negotiable, shall be assignable only subject to defenses of the maker and shall not contain a provision authorizing a confession of judgment; and (d) selling commissions and Front End Fees paid upon deferred payments are payable when payment is made on the note. The Company shall not sell or assign the deferred obligation notes at a discount. In the event of default in the payment of deferred payments by a Shareholder, the Shareholder may be subjected to a reasonable penalty.

Section 11.4 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust’s Common Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, as amended, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE XII
Shareholders

Section 12.1 Certain Voting Rights of Shareholders.

(a) Subject to the provisions of any class or series of Common Shares then outstanding and the mandatory provisions of any applicable laws or regulations and subject to the other provisions of this Declaration (including Section 14.2), the following actions may be taken by the Shareholders, without concurrence by the Board of Trustees, upon a vote by the holders of more than fifty percent (50%) of the outstanding Common Shares of the Company entitled to vote on the matters:

(i) modify this Declaration in accordance with Article VI hereof;

(ii) remove the Advisor and appoint a new Advisor;

(iii) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or

(iv) elect Trustees at an annual meeting.

(b) Without the approval of Shareholders entitled to cast a majority of all the votes entitled to be cast on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of this Declaration, the Company shall not permit:

(i) the Advisor or the Board of Trustees to modify this Declaration except for amendments which do not adversely affect the rights of Shareholders;

(ii) the Advisor or the Board of Trustees to appoint a new Advisor (other than a sub-adviser pursuant to the terms of an Advisory Agreement and applicable law);

(iii) the Advisor or the Board of Trustees to sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business or as otherwise permitted by law; or

(iv) the Advisor, except as permitted under the Advisory Agreement, to voluntarily withdraw as the Advisor unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the Shareholders.

(c) Shareholders entitled to cast at least a majority of all Common Shares of the Company entitled to vote may, without the necessity for concurrence by the Advisor, vote to dissolve the Company.

Section 12.2 Voting Limitations on Common Shares Held by the Advisor, Trustees and Affiliates. With respect to Common Shares owned by the Advisor, any Trustees, or any of their respective Affiliates, neither the Advisor, nor such Trustee(s), nor any of their Affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, such Trustee(s) or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Common Shares necessary to approve a matter on which the Advisor, such Trustee(s) and any of their Affiliates may not vote or consent, any Common Shares owned by any of them shall not be included.

Section 12.3 Right of Inspection.

(a) Any Shareholder may: (i) in person or by agent, on written request, inspect and obtain copies at all reasonable times the Company’s books and records and ledger; and (ii) present to any officer of the Company or its resident agent a written request for a statement of its affairs.

(b) Any Shareholder may: (i) in person or by agent, on written request, inspect and copy at all reasonable times the books and records and ledger of the Company; (ii) present to any officer or resident agent of the Company a written request for a statement of its affairs; and (iii) in the event the Company does not maintain the original or a duplicate ledger at its principal office, present to any officer or resident agent of the Company a written request for the Shareholder List. As used in this Section 12.3, the term “Shareholder List” means an alphabetical list of names, addresses and business telephone numbers of the Shareholders of the Company along with the number of Common Shares held by each of them.

(c) A copy of the Shareholder List, requested in accordance with this Section 12.3, shall be mailed within ten (10) days of the request and shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font). The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein.

(d) The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A holder of Common Shares may request a copy of the Shareholder List in connection with matters relating to Shareholders’ voting rights, the exercise of Shareholder rights under federal proxy laws or for any other proper and legitimate purpose. Each Shareholder who receives a copy of the Shareholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such Shareholder will keep the Shareholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Shareholder List.

(e) If the Advisor or Trustees neglect or refuse to exhibit, produce or mail a copy of the Shareholder List as requested, the Advisor and the Trustees shall be liable to any Shareholder requesting the list for the costs, including attorneys’ fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Company. The Company may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder’s interest in the Company. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition, to and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

Section 12.4 Shareholder Reports.

(a) The Trustees, including the Independent Trustees, shall take reasonable steps to insure that the Company shall cause to be prepared and delivered or made available by any reasonable means, including an electronic medium, to each Shareholder as of a record date after the end of the fiscal year within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the listing of the Company on an Exchange and that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (ii) a report of the activities of the Company during the period covered by the report; and (iii) where forecasts have been provided to the Shareholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (iv) a report setting forth distributions to Shareholders for the period covered thereby and separately identifying distributions from: (A) Cash Flow from operations during the period; (B) Cash Flow from operations during a prior period which have been held as reserves; (C) proceeds from disposition of assets of the Company; and (D) reserves from the gross proceeds. Such annual report must also contain a breakdown of the costs reimbursed to the Advisor.

(b) The Trustees, including the Independent Trustees, shall take reasonable steps to ensure that the Company shall cause to be prepared and filed, as well as delivered or made available to Shareholders, within sixty (60) days after the end of each fiscal quarter of the Company, a Form 10-Q if required under the Exchange Act.

(c) The Trustees, including the Independent Trustees, shall take reasonable steps to ensure that the Company shall cause to be prepared and delivered or made available within seventy-five (75) days after the end of each fiscal year of the Company to each Person who was at any time during such fiscal year a Shareholder all information necessary for the preparation of the Shareholders’ federal income tax returns.

(d) If capital stock has been purchased on a deferred payment basis, on which there remains an unpaid balance during any period covered by any report required by subsections (a) and (b) above; then such report shall contain a detailed statement of the status of all deferred payments, actions taken by the Company in response to any defaults, and a discussion and analysis of the impact on capital requirements of the Company.

(e) The Board of Trustees shall cause the Company, upon request from any state official or agency or official administering the securities laws of such state (a “State Administrator”), to submit to such State Administrator the reports and statements required to be distributed to Shareholders pursuant to this Section 12.4.

Section 12.5 Suitability of Shareholders.

(a) Investor Suitability Standards. During any public offering of its Common Shares and until the earlier of a Liquidity Event or the date the Company is no longer subject to the Omnibus Guidelines, the Company and those selling Common Shares on its behalf shall, with respect to share offers and sales in which they are broker of record, assure that such Common Shares are offered and sold pursuant only to prospective investors who, in each case, meet the income and Net Worth “Suitability Standards” as specified in the Company’s prospectus for the Common Shares (as the same may be amended or supplemented from time to time) and the Omnibus Guidelines.

(b) The Sponsor or each Person selling Common Shares on behalf of the Company shall make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective Shareholder, as well as any other pertinent factors.

(c) The Sponsor or each Person selling Common Shares on behalf of the Company shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling Common Shares on behalf of the Company shall maintain these records for at least six years.

Section 12.6 Other Agreements. Consistent with applicable law (including the 1940 Act), the Company, the Advisor and/or Affiliates of the Advisor may negotiate agreements (“Side Letters”) with certain Shareholders that will result in different investment terms than the terms applicable to other Shareholders and that may have the effect of establishing rights under, or altering or supplementing the terms of, this Declaration or disclosure contained in any offering document of the Common Shares. As a result of such Side Letters, certain Shareholders may receive additional benefits which other Shareholders will not receive. Unless agreed otherwise in the Side Letter, in general, the Company, the Advisor and affiliates of the Advisor will not be required to notify any or all of the other Shareholders of any such Side Letters or any of the rights and/or terms or provisions thereof, nor will the Company, the Advisor or affiliates of the Advisor be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. The Company, the Advisor and/or affiliates of the Advisor may enter into such Side Letters with any Shareholder as each may determine in its sole discretion at any time. The other Shareholders will have no recourse against the Company, the Trustees, the Advisor and/or any of their affiliates in the event certain investors receive additional and/or different rights and/or terms as a result of Side Letters. Any such exceptions or departures contained in any Side Letter with a Shareholder shall govern with respect to such Shareholder notwithstanding the provisions of the Declaration (including with respect to amendments to this Declaration) or any applicable subscription agreements.

Section 12.7 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Statute), including via the internet, or in any other manner permitted by applicable law.

Section 12.8 Shareholder Action by Written Consent. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without a prior notice and without a vote if the consent, setting forth the action to be taken is given in writing or by electronic transmission by the Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shareholders entitled to vote thereon were present and voted.

Section 12.9 Special Meetings of Shareholders. A majority of the Independent Trustees or the President may call a special meeting of the Shareholders.

Section 12.10 Notice of Meeting and Record Date. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if presented personally to a Shareholder, left at his or her residence or usual place of business or sent via United States mail or by electronic transmission to a Shareholder at his or her address as it is registered with the Trust. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his or her address as it is registered with the Trust with postage thereon prepaid. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 60 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for such periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. In order to determine the shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Common Shares or for the purpose of any other lawful action, the Board of Trustees may fix a record date in accordance with Section 5.3 of the By-Laws.

Section 12.11 Quorum and Required Vote.

(a) Unless otherwise required by the 1940 Act, the holders of one third of the Common Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b) Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Common Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Common Shares is required on any matter, the affirmative vote of a majority of the Common Shares of such class or series of Common Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

Section 12.12 Proxies, etc. At any meeting of Shareholders, any holder of Common Shares entitled to vote thereat may vote by properly executed or authorized proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Common Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 12.13 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Common Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed or made available to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

Section 12.14 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the extent permitted by Section 3819 of the Delaware Statutory Trust Statute but subject to such reasonable regulation as the Trustees may determine.

ARTICLE XIII
Roll-up Transactions

Section 13.1 Roll-up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Expert. The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Shareholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Shareholder’s pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) that would result in the Shareholders having voting rights in a Roll-Up Entity that are less than shareholder rights and other voting rights provided for in Sections 12.2, 14.1 and 14.4 hereof or Section 3(b) of Article II of our Bylaws;

(d) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of capital stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the capital stock held by that investor;

(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Section 12.3 hereof; or

(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the Shareholders.

ARTICLE XIV
Wind Down; Amendment; Extraordinary Transactions, Etc.

Section 14.1 Wind Down.

(a) The Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Trust under this Article XI. Shareholders of the Trust shall not be entitled to vote on the adoption of any plan of liquidation of the Trust or the dissolution and liquidation of the Trust, except to the extent required by the 1940 Act. After an Exchange Listing or a Liquidity Event, the Trust may be dissolved by the affirmative vote or consent of at least a majority of the Trustees and 75% of the Continuing Trustees, without the vote of the Shareholders.

(b) After the winding up and liquidation of the Trust, including the distribution to the Shareholders of any assets of the Trust, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 14.2 Approval of Certain Declaration Amendments. The affirmative vote of the Shareholders entitled to cast at least a majority of all Common Shares of the Company entitled to vote on the matter shall be necessary to effect:

(a) Any amendment to this Declaration to make the Common Shares a “redeemable security” or to convert the Company, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act), except that if the Company’s Common Shares are not covered securities, the affirmative vote of more than fifty percent (50%) of the outstanding Common Shares of the Company entitled to vote on the matter shall be necessary to effect such amendment or addition; and

(b) Any amendment to Section 12.11, 15.3 or this Section 14.2.

(c) Notwithstanding anything to the contrary in this section, if the Board of Trustees approves a proposal or amendment pursuant to this Section 14.2 by a vote of at least two-thirds of such Board of Trustees (excluding the Delaware Trustee), then only the affirmative vote of the holders of more than fifty percent (50%) of the outstanding Common Shares of the Company entitled to vote thereon shall be required to approve such matter.

Section 14.3 Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey, and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

Section 14.4 Extraordinary Transactions.

(a) Except as otherwise provided in paragraph (b) of this Section 14.4 the affirmative vote or consent of at least seventy-five percent (75%) of the Trustees of the Trust and at least seventy-five percent (75%) of the Common Shares outstanding and entitled to vote thereon shall be necessary to authorize any of the following actions:

(i) The merger, conversion, consolidation, or share exchange or sale of exchange of all or substantially all of the assets of the Trust.

(ii) Any Shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Trust or a series or class of Common Shares.

(b) Notwithstanding anything to the contrary in paragraph (a) of this Section 14.4, so long as each action is approved by both a majority of the entire Board of Trustees and seventy-five percent (75%) of the Continuing Trustees, and so long as all other conditions and requirements, if any, provided for in the By-Laws and applicable law have been satisfied, then (i) only an affirmative vote or consent of a “majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust shall be required to approve any of the actions listed in paragraph (a)(i) of this Section 14.4.

(c) Any amendment to this Declaration to make Common Shares of the Trust “redeemable securities” and any other proposal to convert the Trust from a “closed-end company” to an “open-end company” (as defined in the 1940 Act) each must be approved by (a) the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter prior to the occurrence of a listing of any class of the Company’s Common Shares on a national securities exchange and (b) the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter upon and following the occurrence of a listing of any class of the Company’s Common Shares on a national securities exchange.

ARTICLE XV
The Delaware Trustee

The trustee, pursuant to Section 3807 of the Delaware Statutory Trust Statute, of the Trust in the State of Delaware shall be Wilmington Trust, National Association, a national banking association (including any successor trustee appointed in accordance with Section 15.6 of this Declaration, the “Delaware Trustee”). The street address of the principal office of Wilmington Trust, National Association, is, 1100 North Market Street, Wilmington, Delaware 19890. Any reference to “Trustee” or “Board of Trustees” in this Declaration and the By-Laws of the Trust shall not be deemed to include or refer to the Delaware Trustee.

Section 15.1 Purpose of Appointment. The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirements of Section 3807(a) of the Delaware Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties, obligations or liabilities of any other Person, including, without limitation, the Board of Trustees. The Delaware Trustee shall satisfy the requirements of Section 3807(a) of the Delaware Statutory Trust Statute.

Section 15.2 Duties. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a Trustee, shall not be a member of the board of Trustees and shall have no management responsibilities or owe any fiduciary duties to the Trust or the shareholders. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration. The Delaware Trustee shall have no liability for the acts or omissions of any other Person, including, without limitation, the Board of Trustees and the Advisor. The Delaware Trustee may execute any certificate provided to it for filing with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Statute only upon receipt of written instructions from the Board of Trustees or an officer of the Trust and the Delaware Trustee shall be entitled to conclusively and exclusively rely upon such written instructions.

Section 15.3 Removal. The Delaware Trustee may be removed by the Board of Trustees upon 30 days’ prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon 30 days’ prior written notice to the Board of Trustees. No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee appointed by the Board of Trustees or a court of competent jurisdiction. If no successor Delaware Trustee has been appointed within such 30 day period, the Delaware Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor Delaware Trustee.

Section 15.4 Merger. Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Declaration without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 15.5 Liability.

(a) The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Declaration and with respect to the Trust and the Shareholders as the Board of Trustees. No amendment or waiver of any provision of this Declaration which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

(b) The Delaware Trustee shall not be liable for supervising or monitoring the performance and the duties and obligations of any other Person, including, without limitation, the Board of Trustees or the Advisor or the Trust under this Declaration or any related document. The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, or gross negligence, provided however, in no event shall the Delaware Trustee be liable for special, exculpatory, punitive or consequential damages under any circumstances. In particular, but not by way of limitation:

(i) the Delaware Trustee shall not be personally liable for any error of judgment made in good faith;

(ii) no provision of this Declaration shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii) under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Trust;

(iv) the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Declaration or for the due execution hereof by any other party hereto;

(v) the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate or resolution, signed by the Board of Trustees or an officer of the Trust as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi) in the exercise or administration of the Trust hereunder, the Delaware Trustee (A) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (B) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vii) in accepting and performing its express duties hereunder the Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration shall look only to the Trust for payment or satisfaction thereof; and

(viii) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Declaration provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Declaration.

Section 15.6 Successors. In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the certificate of trust of the Trust to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the Delaware Statutory Trust Statute, indicating the change of the Delaware Trustee’s identity.

Section 15.7 Compensation and Reimbursement of Expenses. The Trust hereby agrees to (i) compensate the Delaware Trustee in accordance with a separate fee agreement with the Delaware Trustee, (ii) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Delaware Trustee and any of the officers, directors, employees and agents of the Delaware Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of any duties contemplated by this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, or gross negligence of such Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Declaration.

ARTICLE XVI
Miscellaneous

Section 16.1 Filing.

(a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b) The Trustees hereby ratify the previous filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Statute.

Section 16.2 Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Statute and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Statute) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges, (ii) affirmative requirements to post bonds for Trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to Trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of Trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Statute, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.3 Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Statute, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. This Section 16.3 shall not apply to any claims brought under federal or state securities law, or the rules and regulations thereunder.

Section 16.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 16.5 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Section 16.6 Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

James Didden, as Trustee

Doug Logigian, as Trustee

Ankur Keswani, as Trustee

Julian Markby, as Trustee

Catherine Smith, as Trustee

Wilmington Trust, National Association,
as Delaware Trustee

By:
Name:
Title: